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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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The Southern Banc Company, Inc.


                                           State or Other           Percentage
Subsidiaries (1)                    Jurisdiction of Incorporation   Ownership
----------------                    -----------------------------   ---------
First Federal Savings and Loan           United States                 100%
Association of Gadsden

First Service Corporation (2)            Alabama                       100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.

(2) Prior to July 1998, First Service Corporation had been a wholly owned subsidiary of the Association